Exhibit 10.3

First Amendment to License Agreement

This First Amendment to License Agreement  ("First  Amendment"), is made as of July 11, 2019, by and between Gritstone Oncology, Inc., ("Licensee") and MIL 21E, LLC ("Licensor").

WHEREAS, Licensor and Licensee entered into a certain License Agreement dated September 6, 2018 ("Agreement");

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the Agreement and is not in default of any covenants or obligations contained in the Agreement;

WHEREAS, Licensor and Licensee desire to amend the Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this First Amendment, have the same meaning as set forth in the Agreement.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , the parties agree that the Agreement is hereby amended as follows:

1.License Description. The following sentence  shall be added to the end of Section  l(a) of the Agreement:

Effective September 1, 2019 ("Effective Date"), the License shall be deemed amended so that the License grants Licensee a  non-transferable, non-assignable license to use (i) Lab D (Lab D and Lab J, thereafter collectively, "Lab Suite") and (ii) Office M (Office Mand Office J, thereafter collectively, "Office Suite"). Under no circumstance shall Licensor be liable to Licensee for failure to provide access to the Lab D and/or Office M areas of the Licensed Premises on or before September 1, 2019; provided, however, that if Licensor is unable to provide Licensee access to the Licensed Premises on or before September 1, 2019, the Effective Date and the Expiration Date shall be extended by the number of days Licensor is unable to provide access to the Licensed Premises. Further, Licensor shall make Lab D and/or Office M areas of the Licensed Premises available to Licensee any time before September 1, 2019 if practicable, and Licensee shall pay pro-rated License Fee Increase (as defined below) accordingly. In the event Licensor does not provide either Lab D and/or Office M by November 1, 2019, Licensee may terminate this First Amendment upon written notice to Licensor, which termination Licensor shall refund the First Amendment Prepayment, Last Month's Fee and Agreement Security Deposit associated with this First Amendment within thirty (30) business days of Licensor' s receipt of such termination notice.

2.	Occupants. The following shall be added to the end of Section l(c) of the Agreement:

Upon the Effective Date, the number of Occupants shall be increased from twenty seven (27) to fifty-eight (58).

3.	Term.

Section 2(a) of the Agreement is hereby amended by deleting the first sentence and replacing it with the following:

Unless terminated earlier in accordance with this Section 2, the term ("Term") of the Agreement shall commence on September 1, 2018 ("Term Commencement Date") and expire on August 31, 2021 ("Expiration Date").

The following shall be inserted as a new Section 2(c):

Early Termination. Upon the Effective Date, Licensee, upon six (6) months'  written notice to Licensor shall have the right to terminate this Agreement ("Early Termination"); provided, however, that such written notice of Early Termination can be given no sooner than six (6) months from the Effective Date. Licensor has no obligation to honor any Early Termination notice that does not strictly comply with the requirements of this Section 2(c).

4.	License Fee.

The following shall be added to the end of Section 3(a) of the Agreement:

Upon the Effective Date, the License Fee shall increase from $131,807.81 to

$279,145.31. Notwithstanding the foregoing, Licensee shall prepay the increased License Fee amount of $279,145.31 less a five percent (5%) discount through August 31, 2020 ($ 3,182,256.56) ("First Amendment Prepayment"), to be prepaid in accordance with the terms of Section 3(e) as contained in this First Amendment.

The following shall be inserted after the first sentence of Section 3(e) of the Agreement:

Notwithstanding the foregoing, pursuant to Section 3(a) and upon the Effective Date, the License Fee shall be increased by $147,337.50 per month ("License Fee Increase") from the Agreement rate of $131,807.81 per month to the First Amendment rate of $279,145.31 per month. As part of the Agreement, Licensee was required to prepay the License Fee for the last full month of the Agreement Term ($131,807.81) ("Last Month's Fee") and pay a Security Deposit equal to

$131,807.81 ("Agreement Security Deposit"). The aforementioned Last Month's Fee and Agreement Security Deposit do not include the License Fee Increase of this First Amendment and therefore, upon execution of this First Amendment, Licensee shall pay the (i) First Amendment Prepayment, and (ii) License Fee Increase as applied to the Last Month's Fee and Agreement Security Deposit ($294,675.00); provided, however, should Licensor and Licensee agree that this First Amendment become effective any date prior to September 1, 2019, Licensee shall pay, within thirty (30) days of receipt of an invoice, such prorated License Fee Increase toward the First Amendment Prepayment on or before such earlier effective date, invoiced by Licensor.

5.	Parking. The following shall be added to the end of Section 6 of the Agreement:

Upon the Effective Date, and subject to subsequent availability, the number of Licensee's Parking Spaces shall be increased from six (6) to eleven (11).

EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL OTHER TERMS AND CONDITIONS IN THE AGREEMENT REMAIN UNMODIFIED.

(signatures on following page)

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this First Amendment as of the day and year first above written.

LICENSOR:LICENSEE:

/s/ Amrit Chaudhuri/s/ Andrew Allen

By: Amrit ChaudhuriBy: Andrew R, Allen MD, PhD

Title: CEOTitle: President & CEO

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